                                                                  EXHIBIT (a)(3)

                             RADIANT SYSTEMS, INC.

                             NOTICE OF WITHDRAWAL
             PURSUANT TO OFFER TO EXCHANGE DATED OCTOBER 24, 2001
                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

              12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 21, 2001

                         UNLESS THE OFFER IS EXTENDED


To:  Radiant Systems, Inc.
     Attention:  Hilary Love, Stock Plan Administrator
     3925 Brookside Parkway
     Alpharetta, Georgia  30022
     Telephone:  (770) 576-6337
     Facsimile:  (770) 360-7589

         THIS NOTICE MUST BE DELIVERED EITHER TO THE ABOVE ADDRESS OR
              VIA FACSIMILE TO THE ABOVE-REFERENCED NUMBER ONLY.
                 TRANSMISSION VIA E-MAIL WILL NOT BE ACCEPTED.

     I previously received a copy of the Offer to Exchange dated October 24, 2001 (the "Offer to Exchange") and a letter of transmittal (the "Letter of Transmittal" which, together with the Offer to Exchange, constitutes the "Offer"). I signed and returned the Letter of Transmittal in which I tendered some of or all of my options (the "Tendered Options"). I now wish to withdraw my Tendered Options. I understand that by signing this Notice of Withdrawal and delivering it to Hilary Love at the address or facsimile number listed above by 12:00 midnight, Eastern time, on November 21, 2001, I will be able to withdraw my Tendered Options. I have read and understand all the terms and conditions of the Offer to Exchange. I have read and understand the instructions attached to this Notice of Withdrawal.

     I understand that in order to withdraw my Tendered Options, I must sign, date and deliver this Notice of Withdrawal to Hilary Love at the address or facsimile number set forth above by 12:00 midnight, Eastern time, on November 21, 2001. I further understand that I have the right to withdraw my Tendered Options after the expiration of 40 business days from the commencement of the Offer (that is, December 19, 2001) if Radiant has not yet accepted the options for payment.

     I understand that by withdrawing the Tendered Options, I will not receive any new options pursuant to the Offer to Exchange and I will keep the options that I have. These options will continue to be governed by the stock incentive plan under which they were granted and by the existing option agreements between Radiant and me.

     I understand that I may change this withdrawal, and once again tender options by submitting a new letter of transmittal to Hilary Love at the address or facsimile number set forth above prior to 12:00 midnight, Eastern time, on November 21, 2001.

     I have signed this Notice of Withdrawal and printed my name exactly as it appears on the Letter of Transmittal.

     I do not tender any options for exchange.

                              SIGNATURE OF OWNER


                              X_____________________________________________
                                (Signature of Holder or Authorized Signatory-- See Instructions 1 and 2)

                              Date:___________________, 2001

                              Print Name:___________________________________
                              Capacity:_____________________________________

                              Address:______________________________________

                                      ______________________________________

                                      ______________________________________

                              Telephone No. (with area code):______________ Tax ID/Social Security No.:___________________


                      RETURN TO HILARY LOVE NO LATER THAN

           12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 21, 2001, AT

                            3925 BROOKSIDE PARKWAY
                          ALPHARETTA, GEORGIA  30022
                          FACSIMILE:  (770) 360-7589

                                 INSTRUCTIONS

     FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.   Delivery of Notice of Withdrawal.

     A properly completed and executed original of this Notice of Withdrawal (or a facsimile of it), and any other documents required by this Notice of Withdrawal, must be received by Hilary Love at the address or facsimile number on the front cover of this Notice of Withdrawal on or before 12:00 midnight, Eastern time, on November 21, 2001 (the "Expiration Date").

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR NOTICE OF WITHDRAWAL TO HILARY LOVE AT RADIANT SYSTEMS, INC. (THE "COMPANY"), OR YOU MAY MAIL OR FAX IT TO HER AT THE ADDRESS OR FACSIMILE NUMBER LISTED ON THE FRONT COVER OF THIS NOTICE OF WITHDRAWAL. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Although by submitting a Notice of Withdrawal you have withdrawn your tendered options, you may change your mind and re-tender the options until the Expiration Date of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new Letter of Transmittal, or a facsimile of the Letter of Transmittal, with the required information to the Company, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Letter of Transmittal following the procedures described in the Instructions to the Letter of Transmittal.

     IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE OF WITHDRAWAL. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW LETTER OF TRANSMITTAL INSTEAD. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a new Letter of Transmittal, with the required information, following the procedures described in the Instructions to the Letter of Transmittal before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of such a new Letter of Transmittal, any previously submitted Letter of Transmittal or Notice of Withdrawal will be disregarded and will be considered replaced in full by the new Letter of Transmittal.

     By signing this Notice of Withdrawal (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

2.   Signatures on This Notice of Withdrawal.

     If this Notice of Withdrawal is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

     If this Notice of Withdrawal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice of Withdrawal.

3.   Requests for Assistance or Additional Copies.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, the Letter of Transmittal or this Notice of Withdrawal may be directed to Hilary Love, Stock Plan Administrator, at the address and telephone number given on the front cover of this Notice of Withdrawal.

4.   Irregularities.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices of Withdrawal that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices of Withdrawal must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices of Withdrawal, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THE NOTICE OF WITHDRAWAL (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

5.   Important Tax Information.

     You should refer to Sections 13 and 14 of the Offer to Exchange, which contains important information.